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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference in Registration Statement No. 333-47895 of Enhance Financial Services Group, Inc. on Form S-3 of our report dated February 17, 1998, appearing in this Annual Report on Form 10-K of Enhance Financial Services Group Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP
New York, New York
March 31, 1998